CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 44 to Registration
Statement No. 2-76547 of Oppenheimer Integrity Funds on Form N-1A of our
report on the Oppenheimer Core Bond Fund dated February 11, 2005, appearing in the Statement of Additional Information, which is part of such
Registration Statement, and to the references to us under the headings
"Independent Registered Public Accounting Firm" in the Statement of
Additional Information and "Financial Highlights" in the Prospectus, which is also part of such Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Denver, Colorado
March 9, 2005